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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference of our report dated February 16, 1999, with respect to the consolidated financial statements of Roberts Pharmaceutical Corporation for the year ended December 31, 1998, included in the Shire Pharmaceuticals Group plc Annual Report on Form 10-K for the year ended December 31, 2000, in the Registration Statement on Form S-4 No. 333-55696 and related Prospectus of Shire Pharmaceuticals Group plc dated March 1, 2001.

                                                      /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
February 28, 2001